Exhibit 99.3

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT RAMPS UP VIDEO CONTENT PRODUCTION, TARGETING 2017 REVENUE OF $20 MILLION AND EBITDA OF $10 MILLION

Recent IPO Provides Capital Resources To Enhance 2018 Business Plan, Targeting Approximately $36 Million in Revenue and $18 Million in EBITDA

COS COB, Conn., Aug. 21, 2017 (GLOBE NEWSWIRE) -- Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq:CSSE), a fast-growing provider of positive and entertaining video content, today announced that the successful completion of its IPO provides the financing necessary to ramp up production of its television programming, including having already begun production on three series, as well as new online and other video content.

Based on the company’s post-IPO production schedule, CSS Entertainment is targeting 2017 revenue of $20 million and EBITDA of $10 million.

The IPO also provides CSS Entertainment with the capital resources to enhance its 2018 business plan, projected to result in approximate revenue of $36 million and EBITDA of $18 million.

“While working to complete our IPO, our operating team was preparing to ramp up production of television programming and other video content immediately upon closing,” stated William J. Rouhana, Jr., chairman and chief executive officer.  “We have already begun production on three series.”

These three series will air on major broadcast and/or cable networks.  The series will be included in their respective networks’ announcements for their upcoming programming lineups.  These series will also be distributed through CSS Entertainment’s online distribution channels, including through Aplus.com and its online network.

“Each of these three series is consistent with the company’s strategy of having a sponsor committed to funding a series prior to production,” said Scott W. Seaton, vice chairman and chief strategy officer.  “The company anticipates going into production on additional series in the coming months using this same approach.”

In addition to building its video content library through the production of original content, the company intends to pursue acquisitions of third-party video content libraries that are consistent with the Chicken Soup for the Soul brand, as well as other opportunistic acquisitions.

“Our IPO proceeds and public shares position us to make strategic acquisitions,” stated Mr. Rouhana.

The company is already engaged in ongoing discussions with strategic acquisition targets.  The outcome of such discussions with strategic acquisition targets may impact operating results.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT
Chicken Soup for the Soul Entertainment, Inc. is a fast-growing provider of positive and entertaining video content that brings out the best of the human spirit. The Company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. Chicken Soup for the Soul Entertainment is also expanding its partnerships with sponsors, television networks and independent producers. The Company will make its video content available to consumers globally through television and online networks, including its online affiliate APlus.com. The company is a subsidiary of Chicken Soup for the Soul, LLC.

FORWARD LOOKING STATEMENTS
This press release includes forward-looking statements that involve risks and uncertainties.  Forward looking statements are statements that are not historical facts.  Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward looking statements.  The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

USE OF NON-GAAP FINANCIAL MEASURES
This press release contains a non-GAAP financial measure (EBITDA), which is not recognized under GAAP, as a supplemental indicator of our operating performance. This non-GAAP financial measure is provided to enhance the readers understanding of our historical and current financial performance. EBITDA means earnings before interest, taxes, depreciation and amortization. Management believes EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income.

MEDIA CONTACT

Jeanene Timberlake

RooneyPartners LLC

jtimberlake@rooneyco.com

(646) 770-8858

INVESTOR RELATIONS

Sanjay M. Hurry/Jody Burfening

LHA

CSSEnt@lhai.com

(212) 838-3777

Chicken Soup for the Soul Entertainment, Inc.